UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 3, 2012

VESTIN REALTY MORTGAGE II, INC.
 (Exact name of registrant as specified in its charter)

Maryland	333-125121	61-1502451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8880 WEST SUNSET ROAD, SUITE 200
LAS VEGAS, NEVADA 89148
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (702) 227-0965

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other

Vestin Realty Mortgage II, Inc., a Maryland corporation (“VRTB”), announced that, together with its Chairman and Chief Executive Officer, Michael Shustek,  it has formed a Nevada limited liability company named  MVP Realty Advisor, LLC (“MVPRA”).  MVPRA intends to act as  the advisor to MVP Monthly Income Realty Trust, Inc., a recently formed Maryland corporation which was organized to invest in real estate and loans secured by real estate (“MVP Realty Trust “).  On April 16, 2012, MVP Realty Trust made its initial filing of a registration statement with the Securities and Exchange Commission in connection with a proposed public offering of its common stock.  MVP Realty Trust will seek to qualify as a real estate investment trust (“REIT”).  Under the terms of a proposed Advisory Agreement between MVPRA and MVP Realty Trust, MVPRA will be entitled to certain fees for advisory and other management services rendered to MVP Realty Trust.

VRTB contributed $1000 for its initial 40% interest in MVPRA.  Mr. Shustek, through a wholly owned company named MVP Capital Partners, LLC (“MVPCP”), contributed $1500 for a 60% interest in MVPRA.  VRTB and MVPCP anticipate providing additional funds to MVPRA, either in the form of capital contributions or loans.  The amount and nature of such funding arrangements cannot be determined at this time.

Under the terms of the Operating Agreement which will govern MVPRA, any loans made by VRTB to MVPRA must be paid in full and VRTB shall have received distributions of profits equal to its capital contributions prior to MVPCP receiving any distributions from MVPRA.

VRTB’s participation in MVPRA was approved by the independent members of the
VRTB Board of Directors.
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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 19, 2012

VESTIN REALTY MORTGAGE II, INC.

By: Vestin Mortgage, LLC, its sole manager

By: __/S/ Eric Bullinger__________
       Eric Bullinger
       Chief Financial Officer